Exhibit A

JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Amendment to Statement on Schedule 13G filed on or about this date and any further amendments thereto with respect to the beneficial ownership by the undersigned of the Series A preferred units representing limited partner interests of Blueknight Energy Partners, L.P., a Delaware limited partnership (the “Issuer”), and such other securities of the Issuer that the undersigned may acquire or dispose of from time to time. This agreement is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

The undersigned further agree that each party hereto is responsible for timely filing of such Amendment to Statement on Schedule 13G and any further amendments thereto, and for completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this agreement shall be included as an Exhibit to such joint filing.

This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this agreement as of February 16, 2021.

BLUEKNIGHT ENERGY HOLDING, INC.

/s/ Benjamin L. Marshall
Name:	Benjamin L. Marshall
Title:	President

VITOL REFINING GROUP B.V.

/s/ Andries P. Eeltink
Name:	Andries P. Eeltink
Title:	Managing Director

VITOL HOLDING B.V.

/s/ Andries P. Eeltink
Name:	Andries P. Eeltink
Title:	Director

/s/ Valentine J. Douglas
Name:	Valentine J. Douglas
Title:	Director

VITOL HOLDING II SA

/s/ Gérard Delsad
Name:	Gérard Delsad
Title:	A Member of the Executive Board

/s/ Aurélien Vasseur
Name:	Aurélien Vasseur
Title:	B Member of the Executive Board

/s/ Benjamin L. Marshall
Name:	Benjamin L. Marshall

/s/ Richard J. Evans
Name:	Richard J. Evans